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                                                                   Exhibit 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is made and entered into as of February __, 1995, by and between SEQUOIA COMPUTER CORPORATION, a California corporation (the "Company"), and DANA R. ALLEN ("Employee").

                                  WITNESSETH:
                                  ----------
     WHEREAS, Employee has been serving as an officer of Sequoia Computer Corporation; and

     WHEREAS, on November 7, 1995, the Company, the Employee, TMS, Inc. ("TMS"), and SCC Acquisition Corp., a wholly-owned subsidiary of TMS ("SAC"), entered into a Plan of Reorganization and Agreement of Merger (the "Merger Agreement"), pursuant to which SAC agreed to merge with and into the Company, and the Company would become a wholly-owned subsidiary of TMS; and

     WHEREAS, the Employee is a shareholder in the Company, and will, as a consequence of consummation of the transactions contemplated by the Merger Agreement, become a shareholder of TMS;

     WHEREAS, the Company desires to obtain the services of Employee on a full time basis in order to preserve the continuation of the businesses of the Company and Employee is desirous of rendering such services to same; and

     WHEREAS, Employee has agreed to enter into this Agreement in order to induce the Company to fulfill its obligations under the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the mutual promises and agreements contained in the Merger Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:
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     1.   Employment: Duties and Acceptance
          ---------------------------------

          1.1.  Employment by the Company.  During the Term of this Agreement,
                -------------------------
as hereinafter defined, the Company hereby agrees to employ Employee as President of the Company or such other executive position as the Company's Board of Directors may designate. During said period, Employee shall render services to the Company on a full-time basis (serving approximately the same total number of hours per week as Employee has previously worked for the Company).

          1.2.  Duties.  As the President of the Company, Employee shall be
                ------
involved in all executive activities of the Company, shall direct technological development, product development, and sales and marketing activities, and shall render such duties as shall be directed by the Board of Directors of the Company.

          1.3.  Acceptance of Employment by Employee. Employee hereby accepts
                ------------------------------------
such employment and shall render the services described above. Employee agrees to devote his full attention, skill and best efforts to the performance of said duties for the Company.


          1.4.  Termination of Existing Contracts.  Employee agrees that all
                ---------------------------------
agreements and contracts, whether written or oral, relating to the current employment of Employee by the Company will be terminated as of the commencement of the Term of this Agreement, as defined below.

     2.   Term of Employment.  The term of Employee's employment under this
          ------------------
Agreement (the "Term") shall commence as of the closing date of the Merger Agreement (the "Commencement Date"), and shall continue through and expire on the third anniversary of the Commencement Date, unless earlier terminated as herein provided. The date at which Employee's employment is terminated under this Agreement shall be referred to herein as the "Termination Date." The parties hereto shall have no obligations under this Agreement unless and until there is a closing of the Merger Agreement.


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     3.  Participation in Employee Benefit Plans. During the Term, Employee
         ---------------------------------------
shall be permitted to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of the Company, which may be available to other employees of the Company generally on the same terms as such other employees.

     4.  Compensation.  In consideration of the observance by Employee of the
         -------------
terms of this Agreement and the performance of his duties as set forth herein, the Company shall pay to Employee the sum of Seventy-Five Thousand Dollars ($75,000) per year during the Term, which payments shall be payable in accordance with the payroll policies of the Company as such are from time to time in effect. At the end of each fiscal year of the Company, the Board of Directors of the Company shall review the Company's performance for such year and consider other compensation for Employee, such as a bonus payment, stock options, stock grants or an increase in the annual salary payable during the Term, which, in the sole judgment of the Board, may be appropriate compensatory recognition for Employee's performance of his duties hereunder.

     5.  Termination.  The Company has the right, at any time during the Term,
         -----------
subject to all of the provisions hereof, exercisable by serving notice, effective no ealier than ninety (90) days from the date of notification, to terminate the Employee's employment under this Agreement and to discharge the Employee with or without cause. If such right is exercised, the Company's obligation to the Employee shall be limited to the payment of unpaid Annual Salary accrued up to the effective date specified in the Company's notice of termination. Notwithstanding termination of this Agreement, whether by expiration of the term or otherwise, the obligations of Section 7 hereof shall survive such termination.

     6.  Sole Employment. During the Term of this Agreement, Employee shall not,
         ---------------
except as set forth herein, be engaged in any other business activity whether or not such business activity

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is pursued for gain, profit, or other pecuniary advantage. Employee may, however, invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made.

      7.  Confidentiality. It is contemplated that Employee will learn of the
          ----------------
Company's confidential information or confidential information entrusted to the Company by other persons corporations or firms (collectively, "Third Parties"). The Company's confidential information includes matters not generally known outside the Company, such as developments relating to existing and future products and services marketed or used by the Company and also data relating to the general business operations of the Company (e.g., concerning sales, costs, profits, organizations, customer lists, pricing methods, etc.). During the Term and continuing thereafter, Employee agrees not to disclose any confidential information of the Company or of such other persons, corporations or firms to others or to make use of its, except on the Company's behalf, whether or not such information is produced by Employee's own efforts. Also, Employee may learn of developments, ways of business, etc., which in themselves are generally known but whose use by the Company is not generally known, and during the Term and continuing thereafter, Employee agrees not to disclose to others such use, whether or not such use is due to Employee's own efforts. All records of the Company, including the names and addresses of its customers, are and shall remain the property of the Company at all times during the Term and after termination of Employee's employment for any reason with the Company. None of such records, nor any part of them, is to be removed by Employee from the premises of the Company either in original form or in computerized, duplicate, or copied form, and the names, addresses, and other facts in such records are not to be transmitted verbally, in writing, or in computerized form by Employee except in the ordinary course of conducting business for the Company.


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     8.  Other Provisions.
         ----------------

         8.1.  Notices.  Any notice or other communication required or permitted
               -------
hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid. Any notice shall be deemed given when so delivered personally or, if mailed, five days after the date of deposit in the United States mail, as follows:

         (i)   If to the Company, to:
               ---------------------

               Sequoia Data Corporation
               206 West Sixth Street
               Stillwater, Oklahoma 74074

        (ii)   If to Employee, to:
               ------------------

               Dana R. Allen
               433 Airport Boulevard
               Suite 414
               Burlingame, California 94010

         Any party may change its address for notice hereunder by notice to the other parties hereto.

         8.2.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
between the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect hereto.

         8.3.  Waivers and Amendments.  This Agreement may be amended, modified,
               ----------------------
superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

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          8.4.  Governing Law.  This Agreement shall be governed and construed
                -------------
in accordance with the laws of the State of Oklahoma applicable to agreements made and to be performed entirely within such state.

          8.5.  Assignment.  Employee may not delegate the performance of any of
                ---------
his duties hereunder. Neither party hereto may assign any rights hereunder without the written consent of the other party hereto.

          8.6.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          8.7.  Headings.  The headings in this Agreement are for reference
                --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                COMPANY:
                                -------

                                By:  /s/ Maxwell Steinhardt
                                   ---------------------------------------------
                                         Maxwell Steinhardt, Chairman

                                EMPLOYEE:
                                --------

                                /s/ Dana R. Allen
                                ------------------------------------------------
                                Dana R. Allen





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